Exhibit 99.1

NEWS RELEASE

IMMUNOMEDICS AND EVEREST MEDICINES ANNOUNCE EXCLUSIVE LICENSE AGREEMENT FOR SACITUZUMAB GOVITECAN IN EAST AND SOUTHEAST ASIA EXCLUDING JAPAN

The Largest Single-Asset License Agreement for Greater China To Date Provides Everest Medicines the Right to Develop and Commercialize Sacituzumab Govitecan for All Cancer Indications in Greater China, South Korea, and Certain ASEAN Countries

Immunomedics Will Receive Upfront Payment of $65 Million and an additional $60 Million based on U.S. FDA Approval of Sacituzumab Govitecan in Metastatic Triple-Negative Breast Cancer, as well as Potential Development, Regulatory, and Sales Milestone Payments Totaling $710 Million and Escalating Tiered Royalties that Begin in the Mid-Teens on Net Sales within the Territory

Morris Plains, N.J., and New York, N.Y., April 29, 2019 — Immunomedics, Inc., (NASDAQ: IMMU) (“Immunomedics” or the “Company”), a leading biopharmaceutical company in the area of antibody-drug conjugates (ADC) and Everest Medicines II Limited (“Everest Medicines”), a C-Bridge Capital-backed biopharmaceutical company, today announced an exclusive license agreement to  develop, register, and commercialize sacituzumab govitecan in Greater China, South Korea and certain Southeast Asian countries (Territory).

“We are pleased to be partnering with Everest Medicines to commercialize sacituzumab govitecan in the Asian market outside Japan and further develop the product in solid tumor indications of high unmet need in the territory,” said Usama Malik, Chief Financial Officer and Chief Business Officer of Immunomedics. “This agreement sets a new benchmark for a single-asset licensing deal for regional China and exemplifies our commitment to expand the geographic footprint and clinical use of sacituzumab govitecan for the benefit of cancer patients worldwide.”

“Sacituzumab govitecan is an innovative and unique ADC with a highly favorable clinical benefit rate across solid tumors and provides us the opportunity to address hard to treat cancers in key underserved regions across Asia.  We look forward to partnering with Immunomedics’ clinical and regulatory teams to accelerate the development of sacituzumab govitecan across multiple indications in Greater China where there is great need for innovative cancer therapeutics of major impact,” said Eric Rowinsky, M.D., U.S. Chief Medical Officer for Oncology, and Yang Shi, M.D., China Chief Medical Officer for Oncology of Everest Medicines.

Immunomedics will receive an upfront payment of $65 million and an additional $60 million based on U.S. FDA approval of sacituzumab govitecan in metastatic triple-negative breast cancer. Everest will develop and commercialize the product in various global and local indications across the Territory. The Company is eligible to receive development and sales milestone payments of up to $710 million, as well as escalating tiered royalties that begin in the mid-teens based on net sales within the Territory.

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Pursuant to the agreement, Everest Medicines will be responsible for all costs associated with the clinical development and commercialization of sacituzumab govitecan in the Territory, while a Joint Steering Committee will be established between the companies to oversee the overall strategy and priorities.

“This transformative deal reinforces Everest Medicines’ position as the preeminent biopharmaceutical company to develop and commercialize globally innovative products in Greater China and other emerging Asia Pacific markets,” said Ian Woo, President and Chief Financial Officer of Everest Medicines.

“Everest Medicines’ highly experienced team has a proven track record of delivering industry leading execution and we look forward to leveraging our deep knowledge and cumulative insights to address diseases with unmet need that are highly prevalent in these underserved regions,” said Sean Cao, Interim CEO of Everest Medicines.

“Today’s announcement culminates a thoughtful and deliberate process, that expedites regional expansion of our lead product candidate in the world’s fastest growing pharmaceutical market and significantly enhances shareholder value. This partnership allows the Company to continue on its path to becoming a global biopharmaceutical company, and importantly maintaining the strategic optionality in core established markets worldwide,” said Behzad Aghazadeh, Chairman of the Board of Directors of Immunomedics.

About Sacituzumab Govitecan

Sacituzumab govitecan, Immunomedics’ most advanced product candidate, is a novel, first-in-class antibody-drug conjugate targeting the Trop-2 receptor expressed by many solid cancers and delivering the moderately-toxic drug, SN-38, directly to the tumor. Sacituzumab govitecan has received Breakthrough Therapy Designation from the U.S. Food and Drug Administration for the treatment of patients with metastatic triple-negative breast cancer who have received two prior therapies for metastatic disease.

About Everest Medicines

Everest Medicines is a C-Bridge Capital-backed biopharmaceutical company focused on developing and commercializing transformative pharmaceutical products that address critical unmet medical needs for patients in Greater China and other Asian markets. The management team of Everest Medicines has deep expertise and an extensive track record of high-quality clinical development, regulatory affairs, CMC, business development and operations both in China and with leading global pharmaceutical companies. For more information, please visit its website at www.everestmedicines.com.

About Immunomedics

Immunomedics is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer. Immunomedics’ corporate objective is to become a fully-integrated biopharmaceutical company and a leader in the field of antibody-drug conjugates. For additional information on the Company, please visit its website at https://immunomedics.com/. The information on its website does not, however, form a part of this press release.

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Cautionary note regarding forward-looking statements

This release, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding expectations for the timing or outcome of  our anticipated meeting with the FDA to discuss the Complete Response Letter received in response to our BLA for sacituzumab govitecan for the treatment of patients with metastatic triple-negative breast cancer (mTNBC) who have received at least two prior therapies for metastatic disease, and expectations for the related resubmission, the FDA re-inspection of the Company’s manufacturing facility where we manufacture the monoclonal antibody for further manufacture into our antibody-drug-conjugate candidate sacituzumab govitecan, potential approval and commercial launch of sacituzumab govitecan for that indication and the Company’s development of sacituzumab govitecan for additional indications, clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs), regulatory applications and related timelines, including the filing and approval timelines for BLAs, BLA resubmissions, and BLA supplements, out-licensing arrangements, forecasts of future operating results, potential collaborations, capital raising activities, and the timing for bringing any product candidate to market, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, the Company’s reliance on third-party relationships and outsourcing arrangements (for example in connection with manufacturing, logistics and distribution, and sales and marketing) over which it may not always have full control, including the failure of third parties on which the Company is dependent to meet the Company’s business and operational needs for investigational or commercial products and, or to comply with the Company’s agreements or laws and regulations that impact the Company’s business; the Company’s ability to meet pre- or post-approval compliance obligations; imposition of significant post-approval regulatory requirements on our product candidates, including a requirement for a post-approval confirmatory clinical study, or failure to maintain or obtain full regulatory approval for the Company’s product candidates, if received, due to a failure to satisfy post-approval regulatory requirements, such as the submission of sufficient data from a confirmatory clinical study; the uncertainties inherent in research and development; safety and efficacy concerns related to the Company’s products and product candidates; uncertainties in the rate and degree of market acceptance of products and product candidates, if approved; inability to create an effective direct sales and marketing infrastructure or to partner with third parties that offer such an infrastructure for distribution of the Company’s product candidates, if approved; inaccuracies in the Company’s estimates of the size of the potential markets for the Company’s product candidates or limitations by regulators on the proposed treatment population for the Company’s products and product candidates; decisions by regulatory authorities regarding labeling and other matters that could affect the availability or commercial potential of the Company’s products and product candidates; the Company’s dependence on business collaborations or availability of required financing from capital markets, or other sources on acceptable terms, if at all, in order to further develop our products and finance our operations; new product development (including clinical trials outcome and regulatory requirements/actions); the risk that we or any of our collaborators may be unable to secure regulatory approval of and market our drug candidates; risks associated with litigation to which the Company is or may become a party, including the cost and potential reputational damage resulting from such litigation; loss of key personnel; competitive risks to marketed products; and the Company’s ability to repay its outstanding indebtedness, if and when required, as well as the risks discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not under any

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obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:	Media Contact:
Dr. Chau Cheng	Lauren Wood
(862) 260-3727	(862) 260-3631
ccheng@immunomedics.com	lwood@immunomedics.com

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